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                                                                    EXHIBIT 99.1

                           EOTT ENERGY PARTNERS, L.P.

                      P.O. BOX 4666, HOUSTON, TX 77210-4666


                                                FOR FURTHER INFORMATION CONTACT:
                                                         Kirk Brewer or
                                                         Caroline Pecquet
                                                         713-993-5152


              COURT APPROVES EOTT'S SETTLEMENT AGREEMENT WITH ENRON
               AND SETS DATE FOR APPROVAL OF REORGANIZATION PLAN

HOUSTON, DEC 12, 2002 -- EOTT Energy Partners, L.P. (OTC Pink Sheets: EOTPQ) today provided an update on the company's progress relative to its restructuring plan that includes legal and operational separation from Enron. The Bankruptcy Courts for the Southern District of Texas and the Southern District of New York have given final approval of EOTT's settlement agreement with Enron. The court approvals clear the way for EOTT's separation from Enron to occur upon confirmation of the EOTT plan of reorganization, which is expected to take place early in 2003.

The Court has also approved EOTT's disclosure statement to be distributed to its creditors and unitholders in connection with solicitation of approval of the reorganization plan. The EOTT Creditors' Committee also approved to the contents of the disclosure statement. Solicitation packages, including the disclosure statement, plan of reorganization, and ballots, will be mailed to creditors and unitholders during the week of December 16, 2002. The deadline for submitting ballots is January 23, 2003. The Court has scheduled a hearing on January 30, 2003 to approve the reorganization plan.

"We are pleased with the progress of our restructuring plan and believe that the Creditors' Committee and the company are working well together in achieving the required approvals to complete the Chapter 11 proceedings promptly," stated Dana Gibbs, EOTT President and Chief Executive Officer. "We are on track to emerge from the Chapter 11 process in early 2003 with solid customer relationships, a stronger financial position and a plan for growth."

ABOUT EOTT

On October 9, EOTT Energy Partners, L.P. and its subsidiaries announced the filing of a voluntary, pre-negotiated plan of reorganization.

A complete copy of EOTT's disclosure statement and plan of reorganization, as filed with the Bankruptcy Court, are available at www.eott.com or through the SEC's EDGAR database.




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EOTT Energy Partners, L.P. is a major independent marketer and transporter of crude oil in North America. EOTT also processes, stores, and transports MTBE, natural gas and other natural gas liquids products. EOTT transports most of the lease crude oil it purchases via pipeline that includes 8,000 miles of intrastate and interstate pipeline and gathering systems and a fleet of more than 230 owned or leased trucks. The partnership's common units are traded under the ticker symbol EOTPQ:PK.

SAFE HARBOR STATEMENT

This press release includes "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although EOTT Energy Partners, L.P. believes that its expectations are based on reasonable assumptions, it can give no assurance that such expectations will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include, but are not limited to, approval by the Bankruptcy Court of the pre-negotiated restructuring plan, EOTT's ability to successfully operate under the plan once approved and implemented, EOTT's ability to maintain its critical commercial relationships, demand for various grades of crude oil and the resulting changes in pricing conditions, the success of the partnership's risk management activities, the partnership's success in its continuing efforts to reduce costs, and general conditions in the oil and gas and financial markets during the periods covered by the forward-looking statements.



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